Exhibit 5.1

November 4, 2024

U.S. GoldMining Inc.

1188 West Georgia Street, Suite 1830

Vancouver, BC V6E 4A2

Re: U.S. GoldMining Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to U.S. GoldMining Inc., a Nevada corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to (i) 365,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) that are reserved for issuance pursuant to future awards under the U.S. GoldMining Inc. 2022 Equity Incentive Plan, adopted on September 23, 2022 (the plan, the “2022 Plan” and the shares issuable thereunder, the “2022 Plan Shares”), (ii) 1,058,184 shares of Common Stock that are reserved for issuance pursuant to future awards under the U.S. GoldMining Inc. 2023 Long-Term Incentive Plan, adopted on February 6, 2023 (the plan, the “2023 Plan”, and together with the 2022 Plan, the “Plans”, and the shares issuable thereunder, the “2023 Plan Shares”, and together with the 2022 Plan Shares, the “Shares”), and (iii) the reoffering and resale of 355,550 shares of Common Stock comprising of 2022 Plan Shares and 2023 Plan Shares (the “Reoffer Shares”) that may be deemed to be “restricted securities” and/or “control securities” under the Securities Act by certain selling stockholders identified in the reoffer prospectus forming a part of the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have not considered and express no opinion herein as to the laws of any state or jurisdiction other than the Nevada Revised Statutes.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation of the Company and By-Laws of the Company, each as amended to date; (ii) certain resolutions of the board of directors of the Company related to the filing of the Registration Statement, the approval of the Plans and related matters; (iii) the Plans; (iv) the Registration Statement and all exhibits thereto; (v) a certificate executed by an officer of the Company, dated as of the date hereof; and (vi) such other records, documents and instruments as we considered appropriate for purposes of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to the opinion stated herein, we have, without independent third-party verification of their accuracy, relied in part, to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

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In rendering the opinion set forth below, we have assumed that, at the time of the issuance of the Shares, (i) the resolutions of the board of directors of the Company referred to above will not have been modified or rescinded; (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock; (iii) the Company will receive consideration for the issuance of the Shares as required by the Plans and that is at least equal to the par value of the Common Stock; and (iv) the individual issuances, grants or awards under the Plans will be duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded in accordance with the requirements of the Plans.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that upon the issuance of the 2022 Plan Shares in accordance with the terms of the 2022 Plan, the 2023 Plan Shares in accordance with the terms of the 2023 Plan and the Reoffer Shares in accordance with the 2022 Plan or the 2023 Plan, as applicable, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP